Exhibit (e)(4)(b)

SCHEDULE A EATON VANCE MUTUAL FUNDS TRUST DISTRIBUTION AGREEMENT I. Funds sold prior to June 23, 1997 Agreement

	Sales		Prior Agreements
	Commissions on		Relating to Class B
Name of Fund Adopting this Agreement	Class B Shares		and/or Class C Assets

Eaton Vance Government Obligations Fund*	5%	Class B:	October 28, 1993
		Class C:	October 28, 1993 / January 27, 1995

Eaton Vance High Income Fund**	5%	Class B:	August 1, 1986 / July 7, 1993 / August 1, 1995
		Class C:	January 27, 1995 / August 1, 1995

Eaton Vance Strategic Income Fund***	4.5%	Class B:	November 20, 1990 / July 7, 1993 / November 1, 1995
		Class C:	March 1, 1994 / January 27, 1995 / November 1, 1995

Eaton Vance Tax-Managed Growth Fund 1.1	5%	Class B:	March 20, 1996
		Class C:	June 24, 1996

Note: All Funds adopted a Distribution Agreement dated November 1, 1996

*	This Fund offers Class R shares
**	This fund is a successor in operations to a fund which was reorganized, effective August 1, 1995 and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.
***	This fund is a successor in operations to a fund which was reorganized, effective November 1, 1995, and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.

II. Funds sold since June 23, 1997

	Sales Commission
	on Class	On Class
Name of Fund Adopting this Agreement (effective date)	B Shares	D Shares

Eaton Vance Floating-Rate Fund (August 14, 2000)	6.25%	N/A
Eaton Vance Floating-Rate High Income Fund (June 19, 2000)	6.25%	N/A
Eaton Vance Insured High Income Fund (June 22, 1998)	6.25%	N/A
Eaton Vance Insured Tax-Managed Emerging Growth Fund (June 22, 1998)	6.25%	N/A
Eaton Vance Insured Tax-Managed Growth Fund (June 22, 1998)	6.25%	N/A
Eaton Vance Insured Tax-Managed International Growth Fund (June 22, 1998)	6.25%	N/A
Eaton Vance Municipal Bond Fund (October 17, 1997)	5%	N/A
Eaton Vance Tax-Managed Multi-Cap Opportunity Fund (June 19, 2000)	6.25%	6.25%
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.1 (August 11, 1997)	5%	N/A
Eaton Vance Tax-Managed International Growth Fund (March 2, 1998)	5%	5%
Eaton Vance Tax-Managed Value Fund (August 16, 1999)	5%	5%
Eaton Vance Tax-Managed Young Shareholder Fund (June 19, 2000)	6.25%	6.25%
Eaton Vance Tax-Managed Growth Fund 1.2 (October 16, 2000)	6.25%	6.25%
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.2 (October 16, 2000)	6.25%	6.25%
Eaton Vance International Growth Fund (June 18, 2001)	N/A	N/A
Eaton Vance Equity Research Fund (August 13, 2001)	N/A	N/A
Eaton Vance Tax-Managed Equity Asset Allocation Fund (December 10, 2001)	6.25%	N/A
Eaton Vance Tax-Managed Mid-Cap Core Fund (December 10, 2001)	6.25%	N/A
Eaton Vance Tax-Managed Small-Cap Value Fund (December 10, 2001)	6.25%	N/A
Eaton Vance Low Duration Fund (June 18, 2002)	6.25%	N/A
Eaton Vance Tax-Managed Dividend Income Fund (February 10, 2003)	6.25%	N/A
Eaton Vance Diversified Income Fund (November 15, 2004)	6.25%	N/A
Eaton Vance Dividend Income Fund (August 8, 2005)	6.25%	N/A
Eaton Vance International Equity Fund (February 13, 2006)	6.25%	N/A
Eaton Vance Structured Emerging Markets Fund (March 27, 2006)	6.25%	N/A